UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 23, 2006

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-582295
(Commission File Number)	(IRS Employer Identification No.)
25 Eastmans Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On January 23, 2006, Wireless Telecom Group, Inc., a New Jersey corporation (‘‘WTT’’), entered into an employment agreement, dated January 23, 2006, with James M. (‘‘Monty’’) Johnson, Jr., in which Mr. Johnson agreed to serve as WTT’s new Vice Chairman of the Board and Chief Executive Officer, effective immediately. Under the terms of the employment agreement, Mr. Johnson will receive an annual base salary of $200,000, and will be entitled to receive an annual bonus, in WTT’s sole discretion, in the amount of up to $225,000, which will be determined based on achieving a certain minimum revenue and profit compounded annual growth rate.

Mr. Johnson will be eligible to receive qualified stock options to purchase up to 500,000 shares of WTT’s common stock, which will vest 50% in 2008 and 50% in 2009, subject to accelerated vesting upon a Change-in-Control (as defined in the agreement), at an exercise price of $2.68 per share, the opening price of WTT’s common stock as reported by the American Stock Exchange on January 23, 2006. Mr. Johnson will also be entitled to reimbursement of his relocation expenses up to $75,000, as and when actually accrued upon presentation of detailed receipts therefor.

In addition, if Mr. Johnson’s employment is terminated without cause within the first year of his employment, Mr. Johnson will be entitled to receive a severance payment in the amount of $100,000. If Mr. Johnson’s employment is terminated by WTT for cause or if Mr. Johnson terminates his employment without cause, he shall be entitled to no further compensation, benefits or obligations from WTT and he shall relinquish immediately his seat on WTT’s board. Additionally, if WTT terminates Mr. Johnson’s employment without cause at any time, Mr. Johnson shall forfeit all rights to any unvested stock options and will immediately relinquish his seat on WTT’s board.

The employment agreement between WTT and Mr. Johnson is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated in this Item 1.01 in its entirety by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

After a comprehensive search process, WTT appointed Monty Johnson as Vice Chairman of the Board and Chief Executive Officer of WTT, effective immediately. Mr. Johnson succeeds Paul Genova, who served as interim Chief Executive Officer of WTT following the resignation of Cyrille Damany in September 2005. Mr. Genova will continue to serve as President and Chief Financial Officer of WTT. The description of Mr. Johnson’s employment agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 5.02 in its entirety by reference.

Prior to joining WTT, Mr. Johnson (age 50) served from August 2003 until October 2005 as President and General Manager, Network Signaling Group (formerly Network Signaling Division) of Tekelec, a manufacturer of network signaling products, switching products and services for telecommunications networks and contact centers. From January 2003 until his appointment as General Manager, he served as Vice President, Network Signaling Division Strategy and Product Management of Tekelec. From December 2001 until joining Tekelec, Mr. Johnson served as Vice President, Global Sales and Service of dynamicsoft, Inc., a communications software company. From March 1999 until November 2001, he served as Vice President, Global Account Management of Motorola, Inc. Mr. Johnson received a B.S. degree in Electrical Engineering from The Citadel and an M.S. degree in Electrical Engineering from Georgia Tech University.

Mr. Johnson has had no prior relationship with WTT and has not been a party to any transaction with WTT. There is no family relationship among any of the current directors or executive officers of WTT.

WTT’s press release, dated January 23, 2006, announcing the appointment of Mr. Johnson as Vice Chairman of the Board and Chief Executive Officer of WTT is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated in this Item 5.02 in its entirety by reference.

Item 9.01.    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated January 23, 2006, by and between WTT and James M. Johnson, Jr.
99.1	Press Release of Wireless Telecom Group, Inc., dated January 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: January 23, 2006	By:	/s/ Paul Genova
Paul Genova President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated January 23, 2006, by and between WTT and James M. Johnson, Jr.
99.1	Press Release of Wireless Telecom Group, Inc., dated January 23, 2006.